================================================================================




                         FOURTH SUPPLEMENTAL INDENTURE

                                    BETWEEN

                          TRANSOCEAN SEDCO FOREX INC.

                                      AND

                           THE CHASE MANHATTAN BANK,

                                   as Trustee



                            ----------------------



                                  MAY 11, 2001


================================================================================

                               TABLE OF CONTENTS

ARTICLE ONE THE 2021 DEBENTURES                                        1
 SECTION 101  Designation of 2021 Debentures; Establishment of Form.   1
 SECTION 102  Amount................................................   1
 SECTION 103  Interest..............................................   1
 SECTION 104  Additional Amounts....................................   1
 SECTION 105  Denominations.........................................   1
 SECTION 106  Place of Payment......................................   1
 SECTION 107  Redemption............................................   1
 SECTION 108  Conversion............................................   1
 SECTION 109  Maturity..............................................   1
 SECTION 110  Repurchase............................................   1
 SECTION 111  Discharge of Liability on 2021 Debentures.............   1
 SECTION 112  Other Terms of 2021 Debentures........................   1

ARTICLE TWO AMENDMENTS TO THE INDENTURE                                1
 SECTION 201  Definitions...........................................   1
 SECTION 202  Registration, Registration of Transfer and Exchange...   1
 SECTION 203  Mutilated, Destroyed, Lost and Stolen Securities......   1
 SECTION 204  Payment of Interest; Interest Rights Preserved........   1
 SECTION 205  Satisfaction and Discharge of Indenture...............   1
 SECTION 206  Discharge of Liability on Securities of Any Series....   1
 SECTION 207  Unconditional Right of Holders to Receive Principal,
              Premium and Interest..................................   1
 SECTION 208  Consolidation, Merger and Sale........................   1
 SECTION 209  Supplemental Indentures Without Consent of Holders....   1
 SECTION 210  Supplemental Indenture with Consent of Holder.........   1
 SECTION 211  Maintenance of Office or Agency.......................   1
 SECTION 212  Redemption............................................   1
 SECTION 213  Conversion, Repurchase................................   1
 SECTION 214  Amendment to Events of Default........................   1

ARTICLE THREE MISCELLANEOUS PROVISIONS                                 1
 SECTION 301  Integral Part.........................................   1
 SECTION 302  General Definitions...................................   1
 SECTION 303  Adoption, Ratification and Confirmation...............   1
 SECTION 304  Counterparts..........................................   1
 SECTION 305  Governing Law.........................................   1


                          TRANSOCEAN SEDCO FOREX INC.

                         FOURTH SUPPLEMENTAL INDENTURE

     THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of May 11, 2001 (the "Fourth Supplemental Indenture"), between Transocean Sedco Forex Inc. (formerly Transocean Offshore Inc.), a Cayman Islands exempted company limited by shares (the "Company"), and The Chase Manhattan Bank (formerly Texas Commerce Bank National Association) (the "Trustee").

                              W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of April 15, 1997 (as supplemented by the First Supplemental Indenture thereto dated as of April 15, 1997, the Second Supplemental Indenture thereto dated as of May 14, 1999, the Third Supplemental Indenture thereto dated as of May 24, 2000 and this Fourth Supplemental Indenture, the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities;

     WHEREAS, Section 901(5) of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

     WHEREAS, Section 901(8) of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to make provision with respect to matters or questions arising under the Indenture which do not adversely affect the interests of the Holders of Securities of any series in any material respect;

     WHEREAS, Sections 901(2) and 901(3) of the Indenture permit the execution of supplemental indentures without the consent of any Holders to add to the covenants of the Company for the benefit of, and to add any additional Events of Default with respect to, all or any series of Securities;

     WHEREAS, Section 901(4) of the Indenture permits the execution of supplemental indentures without the consent of any Holders to change or eliminate any of the provisions of the Indenture; provided that such change or elimination does not adversely affect any outstanding Security of any series created prior to the execution of such supplemental indenture;

     WHEREAS, Section 301 of the Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Indenture;

     WHEREAS, the Company desires to issue 1.5% Convertible Debentures due
May 15, 2021 (the "2021 Debentures"), a new series of Security the issuance of which was authorized by or pursuant to resolution of the Board of Directors of the Company;

     WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Fourth Supplemental Indenture to supplement and amend the Indenture insofar as it will apply only to the 2021 Debentures in certain respects; and

     WHEREAS, all things necessary have been done to make the 2021 Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Fourth Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

     NOW THEREFORE:

     In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the 2021 Debentures as follows:

                                  ARTICLE ONE

                              THE 2021 DEBENTURES

SECTION 101   Designation of 2021 Debentures; Establishment of Form.

     There shall be a series of Securities designated "1.5% Convertible Debentures Due May 15, 2021" of the Company (the "2021 Debentures"), and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this Fourth Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such 2021 Debentures, as evidenced by their execution of the 2021 Debentures.

     The 2021 Debentures will initially be issued in permanent global form, substantially in the form set forth in Annex A hereto (the "Global Securities"), as a Book-Entry Security. Each Global Security shall represent such of the Outstanding 2021 Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding 2021 Debentures from time to time endorsed thereon and that the aggregate amount of Outstanding 2021 Debentures represented thereby may from time to time be reduced to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding 2021 Debentures represented thereby shall be made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having the beneficial interest in the Global Security.

     The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

     The Company initially appoints the Trustee to act as Paying Agent and Conversion Agent with respect to the 2021 Debentures.

SECTION 102  Amount.

     (a) The Trustee shall authenticate and deliver 2021 Debentures for original issue in an aggregate Principal Amount of up to $400,000,000 upon Company Order for the authentication and delivery of 2021 Debentures, without any further action by the Company. The aggregate Principal Amount of 2021 Debentures that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, except for 2021 Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2021 Debentures pursuant to Section 204, 304, 305, 306, 906 or 1107 of the Indenture.

     (b) The Company may not issue new 2021 Debentures to replace 2021 Debentures that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Fourteen.

SECTION 103  Interest.

     The 2021 Debentures shall bear interest at the rate set forth under the caption "Interest" in the 2021 Debentures, commencing on the Issue Date of the 2021 Debentures. Interest on the 2021 Debentures shall be payable to the persons in whose name the 2021 Debentures are registered at the close of business on the Regular Record Date for such interest payment. The date from which interest shall accrue for each 2021 Debenture shall be May 11, 2001. The Interest Payment Dates on which interest on the 2021 Debentures shall be payable are May 15 and November 15, commencing on November 15, 2001. The Regular Record Dates for the interest payable on the 2021 Debentures on any Interest Payment Date shall be May 1 or November 1, as the case may be, immediately preceding such Interest Payment Date.

SECTION 104  Additional Amounts.

     Additional Amounts with respect to the 2021 Debentures shall be payable in accordance with the provisions and in the amounts set forth under the caption "Tax Additional Amounts" in the 2021 Debentures and in accordance with the provisions of the Indenture.

SECTION 105  Denominations.

     The 2021 Debentures shall be in fully registered form without coupons in denominations of $1,000 of Principal Amount or any integral multiple thereof.

SECTION 106  Place of Payment.

     The Place of Payment for the 2021 Debentures and the place or places where the principal of and interest on the 2021 Debentures shall be payable, the 2021 Debentures may be surrendered for registration of transfer, the 2021 Debentures may be surrendered for exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the 2021 Debentures is at the office or agency of the Trustee in New York, New York or in Dallas, Texas; provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the

Security Register (as defined in the Indenture) or by wire transfer of immediately available funds to the accounts specified by the Holder of such 2021 Debentures.

SECTION 107  Redemption.

     (a) There shall be no sinking fund for the retirement of the 2021
Debentures.

     (b) The Company, at its option, may redeem the 2021 Debentures in accordance with the provisions of and at the Redemption Prices set forth under the captions "Optional Redemption" and "Notice of Redemption" in the 2021 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article Eleven.

     (c) The Company, at the option of the Holders thereof, shall redeem the 2021 Debentures in accordance with the provisions of and at the Change in Control Purchase Prices set forth under the caption "Purchase of Securities at Option of Holder Upon a Change in Control" in the 2021 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article Eleven.

SECTION 108  Conversion.

     The 2021 Debentures shall be convertible in accordance with the provisions and at the Conversion Rate set forth under the caption "Conversion" in the 2021 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article Fourteen.

SECTION 109  Maturity.

     The date on which the principal of the 2021 Debentures is payable, unless accelerated pursuant to the Indenture, shall be May 15, 2021.

SECTION 110  Repurchase.

     The 2021 Debentures shall be repurchased by the Company in accordance with the provisions and at the Repurchase Prices set forth under the caption "Repurchase by the Company at the Option of the Holder" in the 2021 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article Fifteen.

SECTION 111  Discharge of Liability on 2021 Debentures.

     Section 403 of the Indenture shall be applicable to the 2021 Debentures.

SECTION 112  Other Terms of 2021 Debentures.

     Without limiting the foregoing provisions of this Article One, the terms of the 2021 Debentures shall be as set forth in the form of 2021 Debentures set forth in Annex A hereto and as provided in the Indenture.

                                  ARTICLE TWO

                          AMENDMENTS TO THE INDENTURE

     The amendments contained herein shall apply to 2021 Debentures only and not to any other series of Security issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the 2021 Debentures. These amendments shall be effective for so long as there remains any 2021 Debentures Outstanding.

SECTION 201  Definitions.

     Section 101 of the Indenture is amended by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

     "Capital Stock" or "capital stock" of any Person means any and all shares, interests, partnership interests, participations, rights or other equivalents (however designated) of such Person's equity interest (however designated) issued by that Person.

     "Change in Control" has the meaning specified in Section 1110.

     "Change in Control Purchase Date" has the meaning specified in
Section 1110.

     "Change in Control Purchase Notice" has the meaning specified in
Section 1110.

     "Change in Control Purchase Price" has the meaning specified in
Section 1110.

     "Company Notice Date" has the meaning specified in Section 1503.

     "Conversion Agent" shall be the agent specified in Section 101.

     "Conversion Date" has the meaning specified in Section 1402.

     "Conversion Rate" has the meaning specified in Section 1401.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

     "Global Securities" has the meaning specified in Section 101.

     "Issue Date" of any 2021 Debenture means the date on which the 2021 Debenture was originally issued or deemed issued as set forth on the face of the 2021 Debenture.

     "Issue Price" of any 2021 Debenture means, in connection with the original issuance of such 2021 Debenture, the initial issue price at which the 2021 Debenture is sold as set forth on the face of the 2021 Debenture.

     "Market Price" has the meaning specified in Section 1504.

     "non-electing share" has the meaning specified in Section 1411.

     "Ordinary Shares" means any stock of any class of the Company (including, without limitation, the Company's ordinary shares of a nominal or par value of $0.01 per share) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

     "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

            (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Securities for whose payment, repurchase or redemption money or Ordinary Shares in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

            (iii) Securities which have been cancelled pursuant to Section 309 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

            (iv) 2021 Debentures converted for Ordinary Shares pursuant to Article Fourteen;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

     "Principal Amount" of a 2021 Debenture means the Principal Amount as set forth on the face of the 2021 Debenture.

     "Repurchase Date" has the meaning specified in Section 1501.

     "Repurchase Notice" has the meaning specified in Section 1501.

     "Repurchase Price" has the meaning specified in Section 1501.

     "Sale Price" has the meaning specified in Section 1504.

     "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture, including 2021 Debentures.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

     "Tax Additional Amounts" has the meaning specified in the form of 2021 Debentures attached hereto as Annex A.

     "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Ordinary Shares are not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Ordinary Shares are not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Ordinary Shares are then traded.

     "2021 Debentures" means the 1.5% Convertible Debentures due May 15, 2021 of the Company authorized by or pursuant to resolution of the Board of Directors.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any Person (or other Persons performing similar functions), irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

SECTION 202  Registration, Registration of Transfer and Exchange.

     The Indenture shall be amended by replacing the eighth paragraph of
Section 305 with the following paragraph:

          The Company shall not be required (i) to issue, register the transfer of or exchange the Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any 2021 Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange or register a transfer of any 2021 Debenture or portions thereof in respect of which a Change in Control Purchase Notice or Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a 2021 Debenture in part, the portion not to be purchased).

SECTION 203  Mutilated, Destroyed, Lost and Stolen Securities.

     The Indenture shall be amended by replacing  the fourth paragraph of
Section 306 with the following paragraph:

          In case any such mutilated, destroyed, lost or stolen Security has or is about to become due and payable, or is about to be redeemed or purchased by the Company upon a Change in Control pursuant to Article Eleven or purchased by the Company on a Repurchase Date pursuant to Article Fifteen, the Company in its discretion may, instead of issuing a new Security, pay such Security.

SECTION 204  Payment of Interest; Interest Rights Preserved.

     The Indenture shall be amended by inserting the following paragraph before the final paragraph in Section 307:

          In the case of any 2021 Debenture or portion thereof which is surrendered for conversion after the close of business on the Regular Record Date immediately preceding any Interest Payment Date and prior to the opening of business on such next succeeding Interest Payment Date (unless such 2021 Debenture or portion thereof which is being surrendered for conversion has been called for redemption on a Redemption Date within such period), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that 2021 Debenture (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date; provided, however, that such payment of interest shall be subject to the payment to the Company by the Holder of such 2021 Debenture or portion thereof surrendered for conversion (such payment to accompany such surrender) of an amount equal to the amount of such interest, in accordance with but only to the extent required by
     Section 1402. Except as otherwise provided in the immediately preceding sentence, in the case of any 2021 Debenture which is converted, interest whose Stated Maturity is after the date of conversion of such 2021 Debenture shall not be payable.

SECTION 205  Satisfaction and Discharge of Indenture.

     The Indenture shall be amended by replacing the last paragraph of Section 401 with the following paragraph:

          Notwithstanding the satisfaction and discharge of this Indenture with respect to the Outstanding Securities of such series pursuant to this
     Section 401, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under
     Section 614 and, except for a discharge pursuant to subclause (A) of clause
     (1) of this Section 401, the obligations of the Company under Sections 305, 306, 404, 610(e), 701, 1001 and 1002 and Articles Eleven, Fourteen and Fifteen and the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 206  Discharge of Liability on Securities of Any Series.

     The Indenture shall be amended by replacing the last paragraph of
Section 403 with the following paragraph:

          Upon the satisfaction of the conditions set forth in this Section with respect to all the Outstanding Securities of any series, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company; provided that the Company shall not be discharged from (a) any payment obligations in respect of Securities of such series that are deemed not to be Outstanding under clause (iii) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law or (b) any obligations pursuant to Section 305 or 306 or Articles Eleven, Fourteen and Fifteen.

SECTION 207 Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Section 508 of the Indenture shall be amended by replacing that section with the following:

          Section 508. Unconditional Right of Holders to Receive Principal, Premium, Interest and Tax Additional Amounts.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on and Tax Additional Amounts, if any, with respect to such Security on the Stated Maturity or Maturities expressed in such Security (or in the case of redemption, to receive the Redemption Price on the Redemption Date, in the case of a repurchase, to receive the Repurchase Price on the Repurchase Date, or in the case of a Change in Control, to receive the Change in Control Purchase Price on the Change in Control Purchase Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION 208  Consolidation, Merger and Sale.

     The Indenture shall be amended by inserting "and shall have provided for conversion rights in accordance with Section 1411" at the end of Section 801(1).

SECTION 209 Supplemental Indentures Without Consent of Holders.

     Section 901 of the Indenture shall be amended by inserting the following paragraph:

          (9) to make provision with respect to the conversion rights, if any, to Holders of 2021 Debentures pursuant to the requirements of Article Fourteen hereof.

SECTION 210  Supplemental Indenture with Consent of Holder.

     The Indenture shall be amended by inserting ", or adversely affect the right to convert any 2021 Debenture as provided in Article Fourteen, or adversely affect the right to require the Company to repurchase the 2021 Debentures as provided in Article Fifteen." at the end of Section 902(1).

SECTION 211  Maintenance of Office or Agency.

     The first paragraph of Section 1002 of the Indenture is amended by changing the first sentence thereof to read in its entirety as follows:

          If Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where 2021 Debentures may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 212  Redemption.

     Article Eleven shall be amended by inserting the following sections in their entirety:

     Section 1109  Conversion Arrangement on Call for Redemption

          In connection with 2021 Debentures, the Company may arrange for the purchase and conversion of any 2021 Debentures called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such 2021 Debentures by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 A.M. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such 2021 Debentures, is not less than the Redemption Price of such 2021 Debentures. Notwithstanding anything to the contrary contained in this Article Eleven, the obligation of the Company to pay the Redemption Price of such 2021 Debentures, including interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 1109 shall relieve the Company of its obligation to pay the Redemption Price on 2021 Debentures called for redemption. If such an agreement is entered into, any 2021 Debentures called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Fourteen) surrendered by such purchasers for conversion, all as of 11:00 A.M. New York City time on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose 2021 Debentures are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of 2021 Debentures. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any 2021 Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any 2021 Debentures between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability reasonably incurred without negligence or bad faith on their part arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, in accordance with the indemnity provisions applicable to the Trustee set forth herein.

     Section 1110 Purchase of Securities at Option of the Holder Upon Change in Control

          (a) If at any time that 2021 Debentures remain Outstanding there shall occur a Change in Control, 2021 Debentures shall be purchased by the Company at the option of the Holders thereof as of a date that is within 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date") at a purchase price equal to the Principal Amount plus accrued and unpaid interest up to but excluding the Change in Control Purchase Date (the "Change in Control Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 1110.

          A "Change in Control" shall be deemed to have occurred if any of the following occurs after the Issue Date:

          (1) any "person" or "group" (as such terms are defined below) is or becomes the "beneficial owner" (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company (but specifically excluding any right of any Person or Persons to designate directors of the Company pursuant to Article 3 of the

     Agreement and Plan of Merger dated July 12, 1999 among Schlumberger Limited, the Company and certain of their respective subsidiaries); or

          (2) the Company consolidates with, or merges with or into, another person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any person consolidates with, or merges with or into, the Company, or the Company completes a scheme of arrangement under Cayman Islands law with another Person, in any such event other than pursuant to a transaction in which the persons that "beneficially owned" (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction "beneficially own" (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee person; or

          (3) there shall occur the liquidation or dissolution of the Company.

          For the purpose of the definition of "Change in Control", (i) "person" and "group" have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto),
     (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on May 8, 2001, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner". The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

          (b) Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee and to each Holder. The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

               (1) the date of such Change in Control and, briefly, the events causing such Change in Control;

               (2) the date by which the Change in Control Purchase Notice pursuant to this Section 1110 must be given;

               (3) the Change in Control Purchase Date;

               (4) the Change in Control Purchase Price;

               (5) briefly, the conversion rights of the 2021 Debentures;

               (6) the name and address of each Paying Agent and Conversion
          Agent;

               (7) the Conversion Rate and any adjustments thereto;

               (8) that 2021 Debentures as to which a Change in Control Purchase Notice has been given may be converted into Ordinary Shares pursuant to Article Fourteen only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (9) the procedures that the Holder must follow to exercise rights under this Section 1110;

               (10) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal; and

               (11) that the Holder must satisfy the requirements set forth in the 2021 Debentures in order to convert the 2021 Debentures.

          If any of the 2021 Debentures is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

          (c) A Holder may exercise its rights specified in subsection (a) of this Section 1110 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the Security and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Purchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

          The delivery of such 2021 Debenture to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor.

          The Company shall purchase from the Holder thereof, pursuant to this
     Section 1110, a portion of a 2021 Debenture if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2021 Debenture pursuant to Sections 1110 through 1115 also apply to the purchase of such portion of such 2021 Debenture.

          Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is a Principal Amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1111.

          A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

          Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such 2021 Debentures may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

     Section 1111  Effect of Change in Control Purchase Notice

          Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in Section 1110(c), the Holder of the 2021 Debenture in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such 2021 Debenture. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such 2021 Debenture (provided the conditions in Section 1110(c) have been satisfied) and (b) the time of delivery of such 2021 Debenture to a Paying Agent by the Holder thereof in the manner required by Section 1110(c). 2021 Debentures in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into Ordinary Shares on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn.

          A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date, specifying the Principal Amount of the Security or portion thereof (which must be a Principal

     Amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

     Section 1112  Deposit of Change in Control Purchase Price

          On or before 11:00 a.m. New York City time on the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Purchase Price of all the 2021 Debentures or portions thereof that are to be purchased as of such Change in Control Purchase Date. The manner in which the deposit required by this Section 1112 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

          If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any 2021 Debenture for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, such 2021 Debenture will cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price as aforesaid). The Company shall publicly announce the Principal Amount of 2021 Debentures purchased as a result of such Change in Control on or as soon as practicable after the Change in Control Purchase Date.

     Section 1113  Securities Purchased In Part

          Any 2021 Debenture that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Change in Control Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2021 Debenture, without service charge, a new 2021 Debenture or 2021 Debentures, of such authorized denomination or denominations as may be requested by such Holder, in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the 2021 Debenture so surrendered that is not purchased.

     Section 1114  Compliance With Securities Laws Upon Purchase of Securities

          In connection with any offer to purchase or purchase of 2021 Debentures under Section 1110, the Company shall (a) comply with Rule 13e-4 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer, all so as to permit the rights of the Holders and obligations of the Company under Sections 1110 through 1115 to be exercised in the time and in the manner specified therein.

     Section 1115  Repayment to the Company

          To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 1112 exceeds the aggregate Change in Control Purchase Price together with interest, if any, thereon of the 2021 Debentures or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess to the Company.

SECTION 213  Conversion, Repurchase.

     The Indenture is amended by adding the following Articles Fourteen and Fifteen to the Indenture:

                                ARTICLE FOURTEEN

                                   CONVERSION

     Section 1401  Conversion Privilege

          2021 Debentures shall be convertible in accordance with their terms and in accordance with this Article.

          A Holder of a 2021 Debenture may convert the Principal Amount of such 2021 Debenture (or any portion thereof equal to a Principal Amount of $1,000 or any integral multiple of a Principal Amount of $1,000 in excess thereof) into Ordinary Shares at any time during the period set forth under the caption "Conversion" in the 2021 Debentures, at the Conversion Rate then in effect. In case a 2021 Debenture or portion thereof is called for redemption pursuant to Article Eleven, such conversion right shall terminate at the close of business on the fourth Trading Day prior to the earlier of (a) May 15, 2021 and (b) the date on which such 2021 Debenture (or portion thereof) is redeemed (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such 2021 Debenture is redeemed). The number of Ordinary Shares issuable upon conversion of a 2021 Debenture per $1,000 of Principal Amount thereof (the "Conversion Rate") shall be that set forth under the caption "Conversion" in the 2021 Debentures, subject to adjustment as herein set forth. Provisions of this Indenture that apply to conversion of all of a 2021 Debenture also apply to conversion of a portion of a 2021 Debenture.

          A 2021 Debenture in respect of which a Holder has delivered a Repurchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such 2021 Debenture, may be converted only if such notice of exercise is withdrawn in accordance with the terms of this Indenture. A Holder of 2021 Debentures is not entitled to any rights of a holder of Ordinary Shares until such Holder has converted its 2021 Debentures to Ordinary Shares, and only to the extent such 2021 Debentures are deemed to have been converted into Ordinary Shares pursuant to this Article Fourteen.

     Section 1402  Conversion Procedure

          To convert a 2021 Debenture, a Holder must satisfy the requirements set forth under the caption "Conversion" in the 2021 Debenture. The date on which the Holder satisfies all of those requirements is the "Conversion Date." As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole Ordinary Shares issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 1403. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such 2021 Debentures may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time. The Person in whose name the Ordinary Shares certificate is registered shall be deemed to be a shareholder of record on the Conversion Date; provided, however, that no surrender of a 2021 Debenture on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the Ordinary Shares upon such conversion as the record holder or holders of such Ordinary Shares on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such Ordinary Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Rate in effect on the date that such 2021 Debenture shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a 2021 Debenture, such Person shall no longer be a Holder of such 2021 Debenture.

          No payment or adjustment will be made for dividends on, or other distributions with respect to, any Ordinary Shares except as provided in this Article Fourteen. On conversion of a 2021 Debenture, the fair market value of such Ordinary Shares (together with any such cash payment in lieu of fractional shares) shall be treated as issued in exchange for the 2021 Debenture being converted pursuant to the provisions hereof.

          If a Holder converts more than one 2021 Debenture at the same time, the number of Ordinary Shares issuable upon the conversion shall be based on the aggregate Principal Amount of 2021 Debentures converted.

          Upon surrender of a 2021 Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the

     Holder, a new 2021 Debenture equal in Principal Amount to the Principal Amount of the unconverted portion of the 2021 Debenture surrendered.

          2021 Debentures or portions thereof surrendered for conversion after the close of business on any Regular Record Date immediately preceding any Interest Payment Date and prior to the opening of business on such Interest Payment Date shall (unless such 2021 Debentures or portions thereof have been called for redemption on a Redemption Date within such period) be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal amount of 2021 Debentures or portions thereof being surrendered for conversion, and such interest payable on such Interest Payment Date shall be payable to the registered Holder notwithstanding the conversion of such 2001 Debenture.

     Section 1403  Fractional Shares

          The Company will not issue fractional Ordinary Shares upon conversion of 2021 Debentures. In lieu thereof, the Company will pay an amount in cash based upon the closing price of the Ordinary Shares on the Trading Day immediately prior to the Conversion Date.

     Section 1404  Taxes on Conversion

          If a Holder converts a 2021 Debenture, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Ordinary Shares upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Ordinary Shares being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

     Section 1405  Company to Provide Ordinary Shares

          The Company shall, prior to issuance of any 2021 Debentures under this Article Fourteen, and from time to time as may be necessary, reserve, out of its authorized but unissued Ordinary Shares, a sufficient number of Ordinary Shares to permit the conversion of all 2021 Debentures Outstanding into Ordinary Shares. All Ordinary Shares delivered upon conversion of the 2021 Debentures shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

          The Company will endeavor promptly to comply with all federal and state securities laws regulating the registration of the offer and delivery of Ordinary

     Shares to a converting Holder upon conversion of 2021 Debentures, if any, and will list or cause to have quoted such Ordinary Shares on each national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the Ordinary Shares are then listed or quoted.

     Section 1406  Adjustment of Conversion Rate

          The Conversion Rate shall be adjusted from time to time by the Company as follows:

          (a) In case the Company shall (i) pay a dividend on its Ordinary Shares in Ordinary Shares, (ii) make a distribution on its Ordinary Shares in Ordinary Shares, (iii) subdivide its outstanding Ordinary Shares into a greater number of shares, or (iv) combine its outstanding Ordinary Shares into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any 2021 Debenture thereafter surrendered for conversion shall be entitled to receive that number of Ordinary Shares which it would have owned had such 2021 Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

          (b) In case the Company shall issue rights or warrants to all or substantially all holders of its Ordinary Shares entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase Ordinary Shares at a price per share less than the current market price per Ordinary Share (as determined in accordance with subsection (e) of this Section 1406) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of Ordinary Shares outstanding on such record date plus the number of additional Ordinary Shares offered, and of which the denominator shall be the number of Ordinary Shares outstanding on such record date plus the number of shares which the aggregate offering price of the total number of Ordinary Shares so offered would purchase at the current market price per share (as determined in accordance with subsection
     (e) of this Section 1406) of Ordinary Shares on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional Ordinary Shares actually issued.

          (c) In case the Company shall distribute to all or substantially all holders of its Ordinary Shares any shares of capital stock (other than dividends or distributions of Ordinary Shares on Ordinary Shares to which
     Section 1406(a) applies) of the Company, evidences of indebtedness or other securities or assets (including securities of any Person other than the Company, but excluding all-cash distributions or any rights or warrants referred to in Section 1406(b)), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the current Conversion Rate by a fraction of which the numerator shall be the current market price per share (as determined in accordance with subsection (e) of this Section 1406) of the Ordinary Shares on the record date mentioned below, and of which the denominator shall be the current market price per share (as determined in accordance with subsection (e) of this Section 1406) of the Ordinary Shares on such record date less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness, securities or other non-cash assets so distributed applicable to one Ordinary Share (determined on the basis of the number of Ordinary Shares outstanding on the record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

          In the event that the Company implements a shareholder rights plan, such rights plan shall provide, subject to customary exceptions and limitations, that upon conversion of the 2021 Debentures the Holders will receive, in addition to the Ordinary Shares issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Ordinary Shares at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of securities for the purposes of this Section 1406(c).

          Rights or warrants distributed by the Company to all holders of Ordinary Shares entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 1406(c) (and no adjustment to the Conversion Rate under this Section 1406(c) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 1406(c), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Ordinary Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

          (d) (1) In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Ordinary Shares all-cash distributions in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration, payable in respect of any tender offer by the Company or a Subsidiary of the Company for Ordinary Shares consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this Section 1406 has been made and (B) all other cash distributions to all or substantially all holders of its Ordinary Shares made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this Section 1406 has been made, exceeds an amount equal to 12.5% of the product of the current market price per Ordinary Share (as determined in accordance with subsection (e) of this Section 1406) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of Ordinary Shares outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the Determination Date by a fraction of which the numerator shall be such current market price per Ordinary Share (as determined in accordance with subsection (e) of this Section 1406) on the Determination Date, and the denominator shall be the current market price per Ordinary Share (as determined in accordance with subsection (e) of this Section 1406) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid) of any such other consideration, so distributed, paid or payable (in the case of amounts paid in any tender offer, including only that portion of the aggregate amount paid in the tender offer that was in excess of the aggregate value of the shares purchased in the tender offer (based on the current market price per Ordinary Share as determined in accordance with subsection (e) of this
     Section 1406 on the day the tender offer expired)) within such 12 months (including, without limitation, the Triggering Distribution) applicable to one Ordinary Share (determined on the basis of the number of Ordinary Shares outstanding on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

          (2) In case any tender offer made by the Company or any of its Subsidiaries for Ordinary Shares shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof ) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Ordinary Shares consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Rate adjustment pursuant to this Section 1406 has been made and
     (B) all cash distributions to all or substantially all holders of its Ordinary Shares made within the 12 months preceding the Expiration Date and in respect of which no Conversion Rate adjustment pursuant to this Section 1406 has been made, exceeds an amount equal to 12.5% of the product of the current market price per Ordinary Share (as determined in accordance with subsection (e) of this Section 1406) as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of Ordinary Shares outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the sum of
     (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Ordinary Shares outstanding (excluding any Purchased Shares and any shares held in the treasury of the Company) at the Expiration Time and the current market price per Ordinary

     Share (as determined in accordance with subsection (e) of this Section
     1406) on the Trading Day next succeeding the Expiration Date, and the denominator shall be the product of the number of Ordinary Shares outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the current market price per Ordinary Share (as determined in accordance with subsection (e) of this Section 1406) on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this Section 1406(d)(2) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 1406(d)(2).

          (3) For purposes of this Section 1406(d), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

          (e) For the purpose of any computation under subsections (b), (c) and
     (d)(l) of this Section 1406, the current market price per Ordinary Share on any date shall be deemed to be the average of the daily closing prices for a period selected by the Company of either 5 consecutive Trading Days or 30 consecutive Trading Days commencing not more than 45 Trading Days before, and ending not later than, (i) the Determination Date with respect to distributions under subsection (d)(l) of this Section 1406 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (c) of this Section 1406. For the purpose of any computation under subsection (d)(2) of this
     Section 1406, the current market price per Ordinary Share on any date shall be deemed to be the average of the daily closing prices for the 5 consecutive Trading Days commencing on that date. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the New York Stock Exchange (the "NYSE") or, if the Ordinary Shares are not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Ordinary Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the last reported sales price of the Ordinary Shares as quoted on NASDAQ (the term "NASDAQ" shall include, without limitation, the Nasdaq National Market) or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on NASDAQ or any comparable system or, if the Ordinary Shares are not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the current market price per share shall be the fair value of an Ordinary Share as determined by the Board of Directors (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

          (f) In any case in which this Section 1406 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this
     Section 1406, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 1409) issuing to the Holder of any 2021 Debenture converted after such record date or Determination Date or Expiration Date the Ordinary Shares and other capital stock of the Company issuable upon such conversion over and above the Ordinary Shares and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

     Section 1407  No Adjustment

          No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this Section 1407 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Fourteen shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be.

          No adjustment need be made for issuances of Ordinary Shares pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Ordinary Shares.

          To the extent that the 2021 Debentures become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     Section 1408  Adjustment for Tax Purposes

          The Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by Section 1406, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

     Section 1409  Notice of Adjustment

          Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate specifying the adjusted Conversion Rate, and briefly stating the facts requiring the adjustment and the manner of computing it.

     Section 1410  Notice of Certain Transactions

          In the event that:

          (1) the Company takes any action which would require an adjustment in the Conversion Rate,

          (2) the Company takes any action that requires a supplemental indenture pursuant to Section 1411, or

          (3)  there is a dissolution or liquidation of the Company,

     the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least fifteen days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this
     Section 1410.

     Section 1411 Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege

          If any of the following shall occur, namely: (a) any reclassification or change of Ordinary Shares issuable upon conversion of the 2021 Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation, merger or scheme of arrangement in which the Company is a party consolidating with another entity or merging with or into another entity other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination triggering an adjustment under Section 1406(a)) in, Outstanding Ordinary Shares; or (c) any sale or conveyance of all or substantially all of the property and assets of the Company to any Person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall (if consideration is receivable by Holders of the Ordinary Shares in such consolidation, merger, scheme of arrangement, sale or conveyance), as a condition precedent to such reclassification, change, consolidation, merger, scheme of arrangement, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each 2021 Debenture then Outstanding shall have the right to convert such 2021 Debenture into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, scheme of arrangement, sale or conveyance by a holder of the number of Ordinary Shares deliverable upon conversion of such 2021 Debenture immediately prior to such reclassification, change, consolidation, merger, scheme of arrangement, sale or conveyance assuming such Holder of Ordinary Shares of the Company
     (i) is not a person party to such transaction and (ii) failed to exercise his rights of an election, if any, as to the kind or amount of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, scheme of arrangement, sale or conveyance (provided, however, that if the kind or amount of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, scheme of arrangement, sale or conveyance is not the same for each Ordinary Share of the Company held immediately prior to such reclassification, change, consolidation, merger, scheme of arrangement, sale or conveyance in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 1411 the kind and amount of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, scheme of arrangement, sale or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article Fourteen. If, in the case of any such consolidation, merger, scheme of arrangement, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Ordinary Shares include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, scheme of arrangement, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the 2021 Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 1411 shall similarly apply to successive reclassifications, changes, consolidations, mergers, schemes of arrangements, sales or conveyances.

          In the event the Company shall execute a supplemental indenture pursuant to this Section 1411, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the 2021 Debentures upon the conversion of their 2021 Debentures after any such reclassification, change, consolidation, merger, scheme of arrangement, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

     Section 1412  Trustee's Disclaimer

          The Trustee shall have no duty to determine when an adjustment under this Article Fourteen should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 1409. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of 2021 Debentures, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article Fourteen.

          The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 1411, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 1411.

     Section 1413  Voluntary Increase

          The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days or such longer period as may be required by law and if the increase is irrevocable during the period.

                                ARTICLE FIFTEEN

               REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER

     Section 1501  General

          The Company may be required to repurchase 2021 Debentures in accordance with their terms and in accordance with this Article.

          2021 Debentures shall be purchased by the Company under the paragraph "Repurchase by the Company at the Option of the Holder" of the 2021 Debentures on May 15, 2006, May 15, 2011 and May 15, 2016 (each, a

     "Repurchase Date"), at the repurchase price specified therein (the "Repurchase Price"), at the option of the Holder thereof, upon:

          (1) delivery to the Paying Agent, by the Holder of a written notice of purchase (a "Repurchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Repurchase Date until the close of business on such Repurchase Date stating:

               (A) the certificate number of the 2021 Debenture which the Holder will deliver to be repurchased or if any of the 2021 Debentures is in the form of a Global Security, then a beneficial owner of a 2021 Debenture shall comply with the procedures of the Depositary applicable to the repurchase of a Global Security,

               (B) the portion of the Principal Amount of the 2021 Debenture which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof,

               (C) that such 2021 Debenture shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified under the caption "Repurchase by the Company at the Option of the Holder" of the 2021 Debentures and in this Indenture,

               (D) in the event that the Company elects, pursuant to Section 1502 hereof, to pay the Repurchase Price to be paid as of such Repurchase Date, in whole or in part, in Ordinary Shares but such portion of the Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Repurchase Price in Ordinary Shares is not satisfied prior to the close of business on such Repurchase Date, as set forth in Section 1503 hereof, whether such Holder elects (i) to withdraw such Repurchase Notice as to some or all of the 2021 Debentures to which such Repurchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the 2021 Debentures as to which such withdrawal shall relate or if certificated 2021 Debentures have not been issued, a beneficial owner of a 2021 Debenture shall comply with the procedures of the Depositary applicable to the withdrawal of a Repurchase Notice), or (ii) to receive cash in respect of the entire Repurchase Price for all 2021 Debentures (or portions thereof) to which such Repurchase Notice relates, and

          (2) delivery of such 2021 Debenture to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Article Fifteen only if the 2021 Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

          If a Holder, in such Holder's Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
     Section 1509 hereof, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 1501(1), such Holder shall be deemed to have elected to receive cash in respect of the Repurchase Price for all 2021 Debentures subject to the Repurchase Notice in the circumstances set forth in such clause (D).

          The Company shall purchase from the Holder thereof, pursuant to this Article Fifteen, a portion of a 2021 Debenture if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2021 Debenture also apply to the purchase of such portion of such 2021 Debenture.

          Any purchase by the Company contemplated pursuant to the provisions of this Article Fifteen shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the 2021 Debenture.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 1501 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1509.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

     Section 1502 The Company's Right to Elect Manner of Payment of Repurchase Price

          (a) The Repurchase Price of 2021 Debentures or a specified portion thereof in respect of which a Repurchase Notice pursuant to Section 1501 has been given will be paid by the Company, at the election of the Company, with cash or Ordinary Shares or in any combination of cash and Ordinary Shares, subject to the conditions set forth in Section 1503 and 1504 hereof. The Company shall designate, in the Company Notice delivered pursuant to Section 1505 hereof, whether the Company will purchase the 2021 Debentures for cash or Ordinary Shares, or, if a combination thereof, the percentages of the Repurchase Price of 2021 Debentures in respect of which it will pay in cash and Ordinary Shares; provided that the Company will pay cash for fractional interests in Ordinary Shares. For purposes of determining the existence of potential fractional interests, all 2021 Debentures subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose 2021 Debentures are purchased pursuant to this Article Fifteen shall receive the same percentage of cash or Ordinary Shares in payment of the Repurchase Price for such 2021 Debentures, except
     (i) as provided in Section 1504 with regard to the payment of cash in lieu of fractional

     Ordinary Shares and (ii) in the event that the Company is unable to purchase the 2021 Debentures of a Holder or Holders for Ordinary Shares because any necessary qualifications or registrations of the Ordinary Shares under applicable state securities laws cannot be obtained, the Company may purchase the 2021 Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 1502 or pursuant to Section 1504 in the event of a failure to satisfy, prior to the close of business on the Repurchase Date, any condition to the payment of the Repurchase Price, in whole or in part, in Ordinary Shares.

          At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

          (i) the manner of payment selected by the Company,

          (ii) the information required by Section 1505,

          (iii) if the Company elects to pay the Repurchase Price, or a specified percentage thereof, in Ordinary Shares, that the conditions to such manner of payment set forth in Section 1504 have been or will be complied with, and

          (iv) whether the Company desires the Trustee to give the Company Notice required by Section 1505.

     Section 1503  Purchase with Cash

          On each Repurchase Date, at the option of the Company, the Repurchase Price of 2021 Debentures in respect of which a Repurchase Notice pursuant to Section 1501 has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Repurchase Price of such 2021 Debentures. If the Company elects to purchase 2021 Debentures with cash, the Company Notice, as provided in Section 1505, shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

     Section 1504  Payment by Issuance of Ordinary Shares

          On each Repurchase Date, at the option of the Company, the Repurchase Price of 2021 Debentures in respect of which a Repurchase Notice pursuant to Section 1501 has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of Ordinary Shares equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Repurchase Price of such 2021 Debentures in cash by (ii) the Market Price of an Ordinary Share, subject to the next succeeding paragraph.

          The Company will not issue a fractional Ordinary Share in payment of the Repurchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of an Ordinary Share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent with one half cent being rounded upwards. It is understood that if a Holder elects to have more than one 2021 Debenture repurchased, the number of Ordinary Shares shall be based on the aggregate amount of 2021 Debentures to be repurchased.

          If the Company elects to purchase the 2021 Debentures by the issuance of Ordinary Shares, the Company Notice, as provided in Section 1505, shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

          The Company's right to exercise its election to purchase the 2021 Debentures pursuant to this Article Fifteen through the issuance of Ordinary Shares shall be conditioned upon:

          (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the 2021 Debentures with Ordinary Shares as provided herein;

          (ii) the registration of the Ordinary Shares to be issued in respect of the payment of the Repurchase Price under the Securities Act or the Exchange Act, in each case, if required for the initial issuance thereof;

          (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

          (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Ordinary Shares are in conformity with this Indenture and (B) the Ordinary Shares to be issued by the Company in payment of the Repurchase Price in respect of 2021 Debentures have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price in respect of the 2021 Debentures, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officer's Certificate, stating that conditions (i), (ii) and (iii) above and the condition set forth in the third paragraph of this Section 1504 have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above have been satisfied.

          Such Officers' Certificate shall also set forth the number of Ordinary Shares to be issued for each $1,000 Principal Amount of 2021 Debentures and the Sale Price of an Ordinary Share on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending three Business Days prior to the applicable Repurchase Date. The Company may pay the Repurchase Price (or any portion thereof) in Ordinary Shares only if the information necessary to calculate the Market Price is published in The Wall Street Journal or another daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Repurchase Date and the Company has elected to repurchase the 2021 Debentures pursuant to this Article Fifteen through the issuance of Ordinary Shares, the Company shall pay, without further notice, the entire Repurchase Price of the 2021 Debentures of such Holder or Holders in cash.

          The "Market Price" means the average of the Sale Prices of the Ordinary Shares for the five trading day period ending on the third Business Day prior to the applicable Repurchase Date (or if the third Business Day prior to the applicable Repurchase Date is not a trading day, then on the last trading day prior to such third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Repurchase Date, of any event described in Section 1406; subject, however, to the conditions set forth in Sections 1406(f) and 1407.

          The "Sale Price" of the Ordinary Shares on any date means the closing sale price per Ordinary Share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and average closing ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Ordinary Shares are traded or, if the Ordinary Shares are not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or its successors.

     Section 1505  Notice of Election

          The Company's notice of election to repurchase with cash or Ordinary Shares or any combination thereof shall be sent to the Holders in the manner provided in Section 106 at the time specified in Section 1503 or 1504, as applicable (the "Company Notice"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

          In the event the Company has elected to pay the Repurchase Price (or a specified percentage thereof) with Ordinary Shares, the Company Notice shall:

          (1) state that each Holder will receive Ordinary Shares with a Market Price equal to the Repurchase Price (or such specified percentage thereof) of the 2021 Debentures held by such Holder (except any cash amount to be paid in lieu of fractional shares);

          (2) set forth the method of calculating the Market Price of the Ordinary Shares; and

          (3) state that because the Market Price of Ordinary Shares will be determined prior to the Repurchase Date, Holders will bear the market risk with respect to the value of the Ordinary Shares to be received from the date such Market Price is determined to the Repurchase Date.

          In any case, each Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

          (A) the Repurchase Price and the Conversion Rate;

          (B) the name and address of the Paying Agent and the Conversion Agent;

          (C) that 2021 Debentures as to which a Repurchase Notice has been given may be converted pursuant to Article Fourteen hereof only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (D) that 2021 Debentures must be surrendered to the Paying Agent to collect payment;

          (E) that the Repurchase Price for any 2021 Debenture as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such 2021 Debenture as described in (D);

          (F) the procedures the Holder must follow to exercise repurchase rights under this Article Fifteen and a brief description of those rights;

          (G) briefly, the conversion rights of the 2021 Debentures; and

          (H) the procedures for withdrawing a Repurchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
     Section 1501 or 1509).

          At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

          Upon determination of the actual number of Ordinary Shares to be issued for each $1,000 Principal Amount of 2021 Debentures, the Company will publish such determination at the Company's Web site on the World Wide Web or through such other public medium as the Company may use at that time.

     Section 1506  Covenants of the Company

          All Ordinary Shares delivered upon purchase of the 2021 Debentures shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim. The Company shall use its reasonable efforts to list or cause to have quoted any Ordinary Shares to be issued to purchase 2021 Debentures on the principal national securities exchange or over-the-counter or other domestic market on which the Ordinary Shares are then listed or quoted.

     Section 1507  Procedure upon Repurchase

          The Company shall deposit cash (in respect of a cash purchase under Section 1503 or for fractional Ordinary Shares, as applicable) or Ordinary Shares, or a combination thereof, as applicable, at the time and in the manner as provided in Section 1510, sufficient to pay the aggregate Repurchase Price of all 2021 Debentures to be purchased on the applicable Repurchase Date pursuant to this Article Fifteen.

          As soon as practicable after the Repurchase Date, the Company shall deliver to each Holder entitled to receive Ordinary Shares through the Paying Agent, a certificate for the number of full Ordinary Shares issuable in payment of the Repurchase Price and cash in lieu of any fractional Ordinary Shares. The Person in whose name the certificate for Ordinary Shares is registered shall be treated as a holder of record of Ordinary Shares on the Business Day following the Repurchase Date. Subject to
     Section 1504, no payment or adjustment will be made for dividends on the Ordinary Shares the record date for which occurred on or prior to the Repurchase Date.

     Section 1508  Taxes

          If a Holder of a 2021 Debenture is paid in Ordinary Shares, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Ordinary Shares. However, the Holder shall pay any such tax which is due because the Holder requests the Ordinary Shares to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Ordinary Shares being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the Ordinary Shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations, subject to the payment by the Company of any Tax Additional Amounts required by the terms of each 2021 Debenture.

     Section 1509  Effect of Repurchase Notice

          Upon receipt by the Paying Agent of the Repurchase Notice, the Holder of the 2021 Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price with respect to such 2021 Debenture. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or Ordinary Shares by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such 2021 Debenture (provided the conditions in Section 1501 have been satisfied) and (y) the time of delivery of such 2021 Debenture to the Paying Agent by the Holder thereof in the manner required by Section 1501. 2021 Debentures in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article Fourteen hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

          A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to the close of business on the applicable Repurchase Date specifying:

          (1) the certificate number of the 2021 Debenture in respect of which such notice of withdrawal is being submitted or if any of the 2021 Debentures is in the form of a Global Security, then a beneficial owner of a 2021 Debenture shall comply with the procedures of the Depositary applicable to the withdrawal of a Repurchase Notice;

          (2) the Principal Amount of the 2021 Debenture with respect to which such notice of withdrawal is being submitted; and

          (3) the Principal Amount, if any, of such 2021 Debenture which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

          A written notice of withdrawal of a Repurchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Repurchase Notice pursuant to the terms of Section 1501(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 1501(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

          There shall be no purchase of any 2021 Debentures pursuant to this Article Fifteen (other than through the issuance of Ordinary Shares in payment of the Repurchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such 2021 Debentures, of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2021 Debentures). The Paying Agent will promptly return to the respective Holders thereof any 2021 Debentures (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2021 Debentures) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

     Section 1510  Deposit of Repurchase Price

          Prior to 11:00 a.m. (New York City time) on the Business Day following the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money (in immediately available funds if deposited on such Business Day) and/or Ordinary Shares, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all of the 2021 Debentures or portions thereof which are to be purchased as of the Repurchase Date.

     Section 1511  Securities Repurchased in Part

          Any 2021 Debenture which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2021 Debenture, without service charge, a new 2021 Debenture or 2021 Debentures, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the 2021 Debenture so surrendered which is not purchased.

     Section 1512  Comply with Securities Laws Upon Purchase of Securities

          In connection with any offer to purchase or purchase of 2021 Debentures under this Article Fifteen (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Article Fifteen to be exercised in the time and in the manner specified in this Article Fifteen.

     Section 1513  Repayment to the Company

          The Trustee and the Paying Agent shall return to the Company any cash or Ordinary Shares that remain unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash or Ordinary Shares deposited by the Company pursuant to Section 1510 exceeds the aggregate Repurchase Price of the

     2021 Debentures or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then promptly after the Business Day following the Repurchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. After that, Holders entitled to money must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

     Section 1514  Conversion Arrangement on Repurchase

          Any 2021 Debentures required to be repurchased under this Article Fifteen, unless surrendered for conversion before the close of business on the Repurchase Date, may be deemed to be purchased from the Holders of such 2021 Debentures for an amount in cash not less than the Repurchase Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such 2021 Debentures from the Holders, to convert them into Ordinary Shares of the Company and to make payment for such 2021 Debentures to the Trustee in trust for such Holders.

SECTION 214  Amendment to Events of Default.

     (a) Clause (1) of Section 501 of the Indenture is amended to read in its entirety as follows:

          (1) default in the payment of any interest or of any Tax Additional Amounts upon any 2021 Debentures when such interest or Tax Additional Amounts become due and payable and continuance of such default for a period of 30 days;

     (b) Clause (2) of Section 501 of the Indenture is amended to read in its entirety as follows:

          (2) default in the payment of the Principal Amount, the Redemption Price, the Repurchase Price or the Change in Control Purchase Price when the same becomes due and payable at its Stated Maturity upon redemption, upon declaration of acceleration, when due for repurchase by the Company or otherwise;

                                 ARTICLE THREE

                           MISCELLANEOUS PROVISIONS

SECTION 301  Integral Part.

     This Fourth Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 302  General Definitions.

     For all purposes of this Fourth Supplemental Indenture:

     (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

     (b) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this Fourth Supplemental Indenture.

SECTION 303  Adoption, Ratification and Confirmation.

     The Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 304  Counterparts.

     This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 305  Governing Law.

     THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto fixed and attested as of the day and year first written above.

                                    TRANSOCEAN SEDCO FOREX INC.


[SEAL]
                                    By: /s/ Gregory Cauthen
                                       ----------------------------------------
                                       Name: Gregory Cauthen
                                       Title: Vice President, Finance and
                                              Treasurer

                                    THE CHASE MANHATTAN BANK, AS TRUSTEE


[SEAL]
                                    By: /s/ Mauri J. Cowen
                                       ----------------------------------------
                                       Name: Mauri J. Cowen
                                       Title: Vice President and Trust Officer

STATE OF TEXAS     )
                   )
COUNTY OF HARRIS   )

     The foregoing instrument was acknowledged before me on May 11, 2001, by Gregory Cauthen, the Vice President of TRANSOCEAN SEDCO FOREX INC., a
Cayman Islands exempted company limited by shares, on behalf of said company.


                                        /s/ LAUREN SEAMANS
                                        ------------------------------------
                                                    Notary Public


STATE OF TEXAS     )
                   )
COUNTY OF HARRIS   )

     The foregoing instrument was acknowledged before me on May 11, 2001, by Mauri J. Cowen, a Vice President and Trust Officer of The Chase Manhattan Bank, a New York banking corporation, on behalf of said banking corporation.


                                        /s/ LAUREN SEAMANS
                                        ------------------------------------
                                                    Notary Public

                                                                         ANNEX A

                           [FORM OF GLOBAL SECURITY]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.



                      FORM OF 1.5% CONVERTIBLE DEBENTURES

                                DUE MAY 15, 2021

                          TRANSOCEAN SEDCO FOREX INC.

Issue Date: May 11, 2001                                Maturity: May 15, 2021

Principal Amount: $400,000,000                              CUSIP: 893830 AD1

Registered: No. R-

     Transocean Sedco Forex Inc., a Cayman Islands exempted company limited by shares (herein called the "Company", which term includes any successor corporation under the indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Four Hundred Million Dollars ($400,000,000) on May 15, 2021 and to pay interest thereon and Tax Additional Amounts, if any, in immediately available funds as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

     Payment of the principal of and interest and Tax Additional Amounts, if any, on this Security will be made at the office or agency of the Company maintained for that purpose in the City of New York, New York or Dallas, Texas in such coin or currency of the United States of

America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest and Tax Additional Amounts, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer of immediately available funds to the accounts designated by the Holder of this Security.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                    TRANSOCEAN SEDCO FOREX INC.

                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

Attest:


--------------------------------
Assistant Secretary

[SEAL]

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        THE CHASE MANHATTAN BANK, AS TRUSTEE



                                        --------------------------------------
                                        Authorized Signature

Date of Authentication:
                       ----------------

                       [FORM OF REVERSE SIDE OF SECURITY]

                          TRANSOCEAN SEDCO FOREX INC.

                  1.5% CONVERTIBLE DEBENTURE DUE MAY 15, 2021

     This Security is one of a duly authorized issue of senior securities of the Company issued and to be issued in one or more series under an Indenture, dated as of April 15, 1997, as amended by the First Supplemental Indenture thereto dated as of April 15, 1997, the Second Supplemental Indenture thereto dated as of May 14, 1999, the Third Supplemental Indenture thereto dated as of May 24, 2000 and the Fourth Supplemental Indenture thereto dated as of May 11, 2001 (as so amended, herein called the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), or their respective predecessors, as applicable, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $400,000,000. As used herein, the term "Securities" means securities of the series designated on the face hereof except that, where the context requires that such term be construed as including another series of securities (e.g., where phrases such as "Securities of each series" or Securities of any series" or similar phrases are used), the term "Securities" means securities of any series issued or to be issued under the Indenture.

INTEREST

     The rate at which this Security shall bear interest shall be 1.5% per annum. The date from which interest shall accrue for this Security shall be May 11, 2001. The Interest Payment Dates on which interest on this Security shall be payable are May 15 and November 15 of each year, commencing on November 15, 2001. The Regular Record Date for the interest payable on this Security on any Interest Payment Date shall be the May 1 or November 1, as the case may be, immediately preceding such Interest Payment Date. Interest will cease to accrue on this Security upon its maturity, conversion, purchase by the Company at the option of a holder or redemption.

METHOD OF PAYMENT

     Payments in respect of principal of and interest, if any, on the Securities shall be made by the Company in immediately available funds.

OPTIONAL REDEMPTION

     No sinking fund is provided for the Securities of this series. After May 20, 2006, the Securities of this series are redeemable as a whole, or from time to time in part, at any time at the option of the Company at a redemption price (the "Redemption Price") equal to the Principal Amount plus accrued and unpaid interest up to but not including the Redemption Date.

     If the Company redeems less than all of the outstanding Securities, the Trustee will select the Securities to be redeemed (i) by lot, (ii) pro rata or
(iii) by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's Securities for partial redemption and the Holder converts a portion of the same Securities, the converted portion will be deemed to be from the portion selected for redemption.

NOTICE OF REDEMPTION

     Notice of redemption will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 Principal Amount may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, interest ceases to accrue on Securities or portions thereof called for redemption.

PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the Principal Amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 35 Business Days after the occurrence of a Change in Control, at a Change in Control Purchase Price equal to the Principal Amount plus accrued and unpaid interest up to but not including the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 Principal Amount or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

CONVERSION

     A Holder of a Security may convert the Security into Ordinary Shares at any time until the close of business on the Business Day prior to the Stated Maturity; provided, that one of the conditions in the following paragraph is satisfied; provided, further, that if the Security is called for redemption, the conversion right will terminate at the close of business on the fourth Trading Day prior to the earlier of (a) May 15, 2021 and (b) the date on which such Security (or portion thereof) is redeemed (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed). A Security in respect of which a Holder has delivered a Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The initial Conversion Rate is 13.8627 Ordinary Shares per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional Ordinary Share.

     Holders may surrender Securities for conversion into Ordinary Shares on a Conversion Date if the Sale Price (as defined in the Indenture) of the Ordinary Shares is greater than 110% of the then current Conversion Price for at least 20 Trading Days in the 30 Trading Day period ending on the Trading Day immediately prior to the Conversion Date. The "Conversion Price", as of any date, means an amount per Ordinary Share equal to the quotient of (i) $1,000 (representing the Principal Amount of a Security with such Principal Amount) divided by (ii) the number of Ordinary Shares issuable upon conversion of a Security with a $1,000 Principal Amount on such Conversion Date. In addition, a Holder may surrender for conversion a Security or portion of a Security which has been called for redemption pursuant to the section "Optional Redemption" hereof, even if the foregoing provision has not been satisfied. In the event that the Company declares (a) a dividend or distribution described in Section 1406(b) of the Indenture, or (b) a dividend or distribution described in Section 1406(c) or (d)(1) of the Indenture where the fair market value of such dividend or distribution per Ordinary Share, as determined pursuant to Section 1406(c) or (d)(l), as applicable, of the Indenture, exceeds 15% of the Sale Price of the Ordinary Shares as of the Business Day prior to the date of declaration, the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the ex-dividend date for such dividend or distribution and Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day immediately prior to the ex-dividend date or until the Company announces that such distribution will not take place. Finally, in the event that the Company is a party to a reclassification or change, consolidation, merger or scheme of arrangement under Cayman Islands law, or a sale or conveyance of all or substantially all of the Company's assets to another person, pursuant to which the Ordinary Shares would be converted into shares of stock and other securities and property (including cash) as set forth in Section 1411 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date the Company announces as the anticipated effective time until 15 days after the actual date of such transaction.

     Securities surrendered for conversion after the close of business on any Regular Record Date immediately preceding any Interest Payment Date and prior to the opening of business of such Interest Payment Date (except Securities or portions of Securities to be redeemed on a Redemption Date occurring during such period) must be accompanied by payment from the Holder of an amount equal to the interest thereon that the registered Holder is to receive from the Company on such Interest Payment Date. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

     A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Ordinary Shares except as provided in the Indenture.

     No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing price of the Ordinary Shares on the Trading Day immediately prior to the Conversion Date.

     To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, and (d) pay any transfer or similar tax, if required.

REPURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on May 15, 2006, May 15, 2011 and May 15, 2016 (each, a "Repurchase Date"), upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on such Repurchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

     The "Repurchase Price" shall be equal to the Principal Amount plus accrued and unpaid interest up to but not including the Business Day immediately following the Repurchase Date. The Repurchase Price may be paid, at the option of the Company, in cash or by the issuance of Ordinary Shares at the Conversion Rate, or in any combination thereof. Interest due on an Interest Payment Date that is also a Repurchase Date will be paid to the holder of record on the relevant Regular Record Date and will not be included in the Repurchase Price.

     Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Repurchase Date in accordance with the provisions of the Indenture.

     If cash (and/or securities if permitted under the Indenture) sufficient to pay the Repurchase Price of all Securities or portions thereof to be purchased as of the Repurchase Date, is deposited with the Paying Agent on the Business Day following the Repurchase Date, interest ceases to accrue on such Securities (or portions thereof) immediately after such Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such Security).

CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

     Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Ordinary Shares of the Company and to make payment for such Securities to the Paying Agent in trust for such Holders.

TAX ADDITIONAL AMOUNTS

     The Company agrees that any amounts to be paid by the Company hereunder with respect to any Security shall be paid without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges whatsoever imposed by or for the account of the Cayman Islands or any political subdivision or taxing authority thereof or therein, or if deduction or withholding of any such taxes, levies, imposts or charges shall at any time be required by the Cayman Islands or any such subdivision or authority thereof or therein, the Company will

(subject to compliance by the Holder of such Security with any relevant administrative requirements) pay such additional amounts ("Tax Additional Amounts") in respect of principal amount, premiums (if any), Redemption Price, Repurchase Price and interest (if any), in accordance with the terms of the Securities and the Indenture, as the case may be, in order that the amounts received by the Holder of the Security, after such deduction or withholding, shall equal the respective amounts of principal, premium (if any), Redemption Price, Repurchase Price and interest (if any), in accordance with the terms of the Securities and the Indenture, as specified in such Securities to which such Holder is entitled; provided, however, that the foregoing shall not apply to:

          (1) any such tax, levy, impost or charge which would not be payable or due but for the fact that (A) the Holder of a Security (or a fiduciary, settlor, beneficiary of, member or shareholder of, such Holder, if such Holder is an estate, trust, partnership or corporation) is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Cayman Islands or such political subdivision or otherwise having some present or former connection with the Cayman Islands other than the holding or ownership of such Security or the collection of the respective amounts of principal, premium (if any), Redemption Price, Repurchase Price and interest (if any), in accordance with the terms of the Security and the Indenture, or the enforcement of such Security or (B) where presentation is required, such Security was presented more than 30 days after the date such payment became due or was provided for, whichever is later;

          (2) any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge;

          (3) any tax, levy, impost or charge which is payable otherwise than by withholding from payment of the respective amounts of principal, premium (if any), Redemption Price, Repurchase Price and interest (if any);

          (4) any tax, levy, impost or charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the Holder or beneficial owner of such Security, if such compliance is required by statute or by regulation as a precondition to relief or exemption from such tax, levy, impost or charge; or

          (5) any combination of (1) through (4);

nor shall any Tax Additional Amounts be paid to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such Security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Tax Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Security.

TRANSFER

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration or transfer at the office or agency in a Place of Payment for Securities of this series, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of any authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this Security, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

AMENDMENT, SUPPLEMENT AND WAIVER; LIMITATION ON SUITS

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     Subject to the right of the Holder of any Securities of this series to institute proceedings to enforce the Holder's right to receive payment of the principal thereof (and premium, if any) and interest thereon (or repurchase price thereof) and any Tax Additional Amounts with respect thereto and to receive shares on conversion, no Holder of the Securities of this series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless

     (1) an Event of Default with respect to the Securities of this series shall have occurred and be continuing and such Holder has previously given written notice to the Trustee of such continuing Event of Default;

     (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of this series;

it being understood and intended that no one or more of such Holders shall have the right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SUCCESSOR CORPORATION

     When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

DEFAULTS AND REMEDIES

     If an Event of Default with respect to Securities of this series shall occur and be continuing, all unpaid Principal Amount plus accrued and unpaid interest through the acceleration date of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

DEFEASANCE

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

NO RECOURSE AGAINST OTHERS

     No recourse shall be had for the payment of the principal of or the interest, if any, on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or directory, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

INDENTURE TO CONTROL; GOVERNING LAW

     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

     THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

DEFINITIONS

     All terms defined in the Indenture and used in this Security but not specifically defined herein are used herein as so defined.

                               CONVERSION NOTICE

     To convert this Security into Ordinary Shares of the Company, check the box: [ ]

     To convert only part of this Security, state the Principal Amount to be converted (must be $1,000 or a multiple of $1,000): $______________.

     If you want the stock certificate made out in another person's name, fill in the form below:


________________________________________________________________________________
               (Insert other person's soc. sec. or tax I.D. no.)

________________________________________________________________________________
           (Print or type other person's name, address and zip code)

Your Signature:_____________________________________  Date:_____________________
(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:______________________________________________________


By:________________________________



----------
* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or
  (iv) such other guaranty program acceptable to the Trustee.

            OPTION OF HOLDER TO ELECT PURCHASE ON CHANGE IN CONTROL

          If you want to elect to have this Security purchased, in whole or in part, by the Company pursuant to Section 1110 of the Indenture, check the following box:

          If you want to have only part of this Security purchased by the Company pursuant to Section 1110 of the Indenture, state the Principal Amount you want to be purchased (must be $1,000 or a multiple of $1,000):
$________________


Your Signature:_________________________________ Date:______________________
(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:__________________________________________________

By:__________________________




-----------
* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or
  (iv) such other guaranty program acceptable to the Trustee.